Exhibit 3.286

AMENDED AND RESTATED BYLAWS

OF

PDC DISPOSAL CO., INC.

ARTICLE I OFFICES

1.	Registered Office and Agent. The registered office of the Corporation in the State of New Jersey is at: 820 Bear Tavern Road, Suite 305, West Trenton, NJ 08628.

The registered agent for the Corporation at such office is: CT Corporation System.

2.	Places of Business. The principal place of business and branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

ARTICLE II

SHAREHOLDERS

1.	Annual Meeting of Shareholders. The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting at 3:00 p.m. on the Twenty-fifth day of the month of November of each year at the principal place of business of the Corporation or at such other time and place within or without the State of New Jersey as shall be specified in the notice of meeting, in order to elect directors of the Corporation and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

2.	Special Meetings of Shareholders. A special meeting of shareholders may be called for any purpose by the Chief Executive Officer, the President or the Board. Special meetings shall be held at the principal place of business of the Corporation or at such place, within or without the State of New Jersey, as shall be specified in the notice of meeting. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

3.	Action Without Meeting of Shareholders. The Shareholders may act without a meeting by written consent in accordance with N.J.S.A. 14A:5-6. Such consents may be executed together, or in counterparts, and shall be filed in the Minute Book. Special rules apply to the annual election of directors, mergers, consolidations, acquisitions of shares or the sales of assets. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

4.	Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

ARTICLE III

BOARD OF DIRECTORS

1.	Number and Term of Office. The Board shall consist of no more than Four (4) and no less than One (1) members. The precise number shall be set by the Directors or by Shareholders at each annual meeting before the election of directors. Each director shall be elected by the Shareholders at each annual meeting and shall hold office until that Director’s successor shall have been elected and qualified.

2.	Regular Meetings. A regular meeting of the Board shall be held with or without notice immediately following and at the same place as the annual Shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

3.	Special Meeting. A special meeting of the Board may be called at any time by the Chief Executive Officer, the President or by a majority of directors for any purpose. Such meetings shall be held upon two (2) days’ notice if given orally (either by telephone or in person), or by fax or electronic mail, or by five (5) days’ notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

4.	Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the Minute Book.

5.	Quorum. A majority of the entire Board shall constitute a quorum for the transaction of business.

6.	Manner of Acting. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

7.	Vacancies in Board of Directors. Any vacancy in the Board may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board, or by a sole remaining director. A director so elected by the Board shall hold office until the next succeeding annual meeting of Shareholders and until that Director’s successor shall have been elected and qualified.

8.	Removal of Directors. Any director may be removed for cause, or without cause unless otherwise provided in the Certificate of Incorporation, by a majority vote of shareholders entitled to vote for the election of directors.

9.	Committees. The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, subject to the limitations on the permissible scope of the power of any such committees allowed by law. The Board, by resolution adopted by a majority of the entire Board, may fill any vacancy in any committee, abolish any committee at any time; and remove any director from membership on any committee at any time, with or without cause.

10.	Presence at Meetings. Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

ARTICLE IV

WAIVERS OF NOTICE

Any notice required by these Bylaws, by the Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived in writing (and, in the case of shareholders, by written proxy) by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

ARTICLE V

OFFICERS

1.	Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a chief executive officer, a president, a treasurer, a secretary, and it may elect such other officers, including one or more vice presidents, as it shall deem necessary. One person may hold two or more offices, but no office shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

2.

Duties and Authority of Chief Executive Officer. The Chief Executive Officer shall have general charge of the business affairs of the Corporation. He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he or she may delegate these powers. The Chief Executive Officer may vote the stock or other securities of any domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders’ or other consents with respect to any entity owned by the Corporation and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board by resolution from time to time may confer like powers upon any other person or persons.

3.	Duties and Authority of President. The President of the Corporation shall report to the Chief Executive Officer and shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe. Notwithstanding the foregoing, in the absence of a resolution by the Board, the President shall not have the power to vote the stock or other securities of any domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation or execute any stockholders’ or other consents with respect to any entity owned by the Corporation.

4.	Duties and Authority of Other Officers. All other officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board.

5.	Removal and Resignation of Officers: Filling of Vacancies.

A.	Any officer elected by the Board may be removed by the Board with or without cause. An officer elected by the Shareholders may be removed, with or without cause, only by vote of the Shareholders but his authority to act as an officer may be suspended by the Board for cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.

B.	An officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

C.	Any vacancy occurring among the Officers, however caused, shall be filled by the Board.

ARTICLE VI

AMENDMENTS TO AND EFFECT OF BYLAWS;

FISCAL YEAR

1,

Force and Effect of Bylaws. These Bylaws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation’s Certificate of Incorporation, as it may be amended from time to time. If any provision in these Bylaws is inconsistent with a provision in the Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern. Wherever in these Bylaws references are made to more than one incorporator, director, or shareholder, they shall, if this is a sole incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities of quorums shall be deemed to mean the action by the one person constituting the Corporation.

2.	Amendments to Bylaws. These Bylaws may be altered, amended, or repealed by the Shareholders or the Board. Any Bylaw adopted, amended, or repealed by the Shareholders may be amended or repealed by the Board, unless the resolution of the Shareholders adopting such Bylaw expressly reserves to the Shareholders the right to amend or repeal it.

3.	Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

Minutes and Bylaws

of

PDC DISPOSAL CO., INC.

Commencing Ending	October 8, 2003

BYLAWS

OF

PDC DISPOSAL CO., INC.

Adopted:	November 25/ 2003

ARTICLE I

OFFICES

	1.	Registered Office and Agent. The registered office of the Corporation in the State of New Jersey is at 287 Bloomfield Avenue

Caldwell, New Jersey

14 A:4-1

The registered agent of the Corporation at such office is John A. Gonnella, Esq.

	2.	Principal Place of Business. The principal place of business of the Corporation is

109-113 Jacobus Avenue

Kearny/ New Jersey/ 07032

	3.	Other Places of Business. Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

ARTICLE II

SHAREHOLDERS

14A:5-2

14A:5-4(1)

1.      Annual Meeting of Shareholders. The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting at 3:00 p.m. on the Twenty-fifth day of the month of November of each year at the principal place of business of the Corporation.

14A:5-1

or at such other time and place within or without the State of New Jersey as shall be specified in the notice of meeting, in order to elect directors of the Corporation and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

14A:5-3

2.      Special Meetings of Shareholders. A special meeting of shareholders may be called for any purpose by the President or the Board. Special meetings shall be held at the principal place of business of the Corporation or at such place, within or without the State of New Jersey, as shall be specified in the notice of meeting. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

14A:5-6

3.      Action Without Meeting of Shareholders. The Shareholders may act without a meeting by written consent in accordance with N.J.S.A. 14A:5-6. Such consents may be executed together, or in counterparts, and shall be filed in the Minute Book. Special rules apply to the annual election of directors, mergers, consolidations, acquisitions of shares or the sales of assets. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

14A:5-9(1)	4. Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

ARTICLE III

BOARD OF DIRECTORS

14A:6-2	1. Number and Term of Office. The Board shall consist of no more than Four (4) and no less than One (1) members. The precise number shall be set by the Directors

14A:6-3

or by the Shareholders at each annual meeting before the election of directors. Each director shall be elected by the Shareholders at each annual meeting and shall hold office until that Director’s successor shall have been elected and qualified.

14A:6-10(2)

2.      Regular Meetings. A regular meeting of the Board shall be held with or without notice immediately following and at the same place as the annual Shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

14A:6-10(2)

3.      Special Meeting. A special meeting of the Board may be called at any time by the President or by a majority of directors for any purpose. Such meetings shall be held upon two (2) days’ notice if given orally (either by telephone or in person), or by fax or electronic mail, or by five (5) days’ notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

14A:6-7.1(5)

4.      Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the Minute Book.

14A:6-7.1(3)	5. Quorum. A majority of the entire Board shall constitute a quorum for the transaction of business.

14A:6-7.1(4)	6. Manner of Acting. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

14A:6-5

7.      Vacancies in Board of Directors. Any vacancy in the Board may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board, or by a sole remaining director. A director so elected by the Board shall hold office until the next succeeding annual meeting of Shareholders and until that Director’s successor shall have been elected and qualified.

14A:6-6(1)

8.      Removal of Directors. Any director may be removed for cause, or without cause unless otherwise provided in the Certificate of Incorporation, by a majority vote of shareholders entitled to vote for the election of directors.

14A:6-9

9.      Committees. The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, subject to the limitations on the permissible scope of the power of any such committees allowed by law. The Board, by resolution adopted by a majority of the entire Board, may fill any vacancy in any committee; abolish any committee at any time; and remove any director from membership on any committee at any time, with or without cause.

14A:6-10(3)

10.    Presence at Meetings. Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

ARTICLE IV

WAIVERS OF NOTICE

14A:5-5(1)

14A:6-10(2)	Any notice required by these Bylaws, by the Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived in writing (and, in the case of shareholders, by written proxy) by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

ARTICLE V

OFFICERS

14A:6-15(1)	1 Election. At its regular meeting following the annual meeting of

14A:6-15(2)

shareholders, the Board shall elect a president, a treasurer, a secretary, and it may elect such other officers, including one or more vice presidents, as it shall deem necessary. One person may hold two or more offices, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

14A:6-15(4)

2.      Duties and Authority of President. The President shall be Chief Executive Officer of the Corporation. Subject only to the authority of the Board, the President shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. The President shall have the general powers and duties of management usually vested in the office of President of a corporation.

14A:6-15(4)

3.      Duties and Authority of Vice President. The Vice President shall perform such duties and have such authority as from time to time may be delegated to him by the President or by the Board. In the absence of the President or in the event of the President’s death, inability, or refusal to act, the Vice President shall perform the duties and be vested with the authority of the President.

14A:6-15(4)

4.      Duties and Authority of Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the President or the Board.

14A:6-15(4)

5.      Duties and Authority of Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these Bylaws and shall keep or cause to be kept the Minutes of all meetings of the Shareholders and the Board. The Secretary shall have charge of the Seal of the Corporation. The Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President of the Board.

14A:6-16	6. Removal and Resignation of Officers: Filling of Vacancies.

A.     Any officer elected by the Board may be removed by the Board with or without cause. An officer elected by the Shareholders may be removed, with or without cause, only by vote of the Shareholders but his authority to act as an officer may be suspended by the Board for cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.

B      An officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

C Any vacancy occurring among the Officers, however caused, shall be filled by the Board.

ARTICLE VI

AMENDMENTS TO AND EFFECT OF BYLAWS;

FISCAL YEAR

1       Force and Effect of Bylaws. These Bylaws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation’s Certificate of Incorporation, as it may be amended from time to time. If any provision in these Bylaws is inconsistent with a provision in the Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern. Wherever in these Bylaws references are made to more than one incorporator, director, or shareholder, they shall, if this is a sole incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities of quorums shall be deemed to mean the action by the one person constituting the Corporation.

14A:2-9(1)

2.      Amendments to Bylaws. These Bylaws may be altered, amended, or repealed by the Shareholders or the Board. Any Bylaw adopted, amended, or repealed by the Shareholders may be amended or repealed by the Board, unless the resolution of the Shareholders adopting such Bylaw expressly reserves to the Shareholders the right to amend or repeal it.

3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year